EXHIBIT  23.2
                                                                   -------------


     CONSENT  OF  INDEPENDENT  AUDITORS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Level 8 Systems, Inc. 1997 Stock Option Plan, as amended and restated, of our report dated February 18, 2000 relating to the financial statements of Level 8 Systems, Inc., which appears in the Annual Report on Form 10-K of Level 8 Systems, Inc. for the year ended December 31, 1999.


/s/ PRICEWATERHOUSECOOPERS  LLP

McLean,  Virginia.
August  24,  2000